EXHIBIT 10.2

OPTIONEES TO WHOM INCENTIVE STOCK OPTIONS ARE GRANTED MUST MEET CERTAIN HOLDING PERIOD AND EMPLOYMENT REQUIREMENTS FOR FAVORABLE TAX TREATMENT.
UNLESS OTHERWISE STATED, ALL TERMS DEFINED IN THE PLAN SHALL HAVE THE SAME MEANING HEREIN AS SET FORTH IN THE PLAN.
FCB BANCORP
STOCK OPTION AGREEMENT
2005 STOCK OPTION PLAN
☐ Incentive Stock Option

☐ Non-Qualified Stock Option

     THIS AGREEMENT, dated the                      day of                                         , 200    , is entered into by and between FCB Bancorp, a California corporation (the “Company”), and                                                             (“Optionee”);
     WHEREAS, pursuant to the Company’s 2005 Stock Option Plan (the “Plan”), the Board of Directors has authorized the grant to Optionee of a Stock Option to purchase all or any part of                                                              (                                        ) authorized but unissued shares of the Company’s Common Stock at the price of                                                             ($                                        ) per share, such Stock Option to be for the term and upon the terms and conditions hereinafter stated;
     NOW, THEREFORE, it is hereby agreed:
     1. Grant of Stock Option. Pursuant to said action of the Board of Directors and subject to authorizations granted by all appropriate regulatory and governmental agencies, the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, all or any part of                                                              (                                        ) shares of the Company’s Common Stock at the price of

                                                            ($                                        ) per share. For purposes of this Agreement and the Plan, the date of grant shall be                                         , 200    .
     The Stock Option granted hereunder is [is/not] intended to qualify as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.
     2. Exercisability. This Stock Option shall be exercisable as to                                                             (                                        ) Option Shares on                                                             ,                                         or immediately upon the occurrence of a “change of control” as defined herein. Once exercisable, this Stock Option shall remain exercisable as to all of such Option Shares until                                                             ,                                         , at which time it shall expire in its entirety, unless this Stock Option has expired or terminated earlier in accordance with the provisions hereof or of the Plan. Option Shares as to which this Stock Option become exercisable may be purchased at any time prior to expiration of this Stock Option. For the purpose of this Stock Option Agreement a “change of control” shall be deemed to occur if more than seventy-five percent (75%) of the Company’s outstanding common stock is transferred in one, or a series of related, transaction(s) to any person, group of persons acting in concert, firm, partnership, limited liability company or corporation other than to a person, or to an entity controlled by a person, serving on the Board of Directors of the Company on the date of this stock option grant.
     3. Exercise of Stock Option. This Stock Option may be exercised by written notice substantially in the form of Exhibit “A” hereto delivered to the Company stating the number of Option Shares with respect to which this Stock Option is being exercised, together with cash (or bank, cashier’s or certified check). Not less than ten (10) Option Shares may be purchased at any one time unless the number purchased is the total number which remains to be purchased under this Stock Option and in no event may the Stock Option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of all federal and state income taxes then due, if any.
     4. Prior Outstanding Stock Options. Pursuant to Section 8(b) of the Plan, an Incentive Stock Option held by Optionee may be exercisable while the Optionee has outstanding and unexercised any Incentive Stock Option previously granted to him or her by the Company, or a bank or corporation which (at the time of grant) is a parent or Subsidiary of the Company, or a predecessor corporation of any such entity.
     5. Cessation of Affiliation. Except as provided in Paragraph 6 hereof, if, for any reason other than Optionee’s disability or death, Optionee ceases to be employed by or affiliated with the Company or a Subsidiary, this Stock Option shall expire ninety (90) days thereafter or on the date specified in Paragraph 2 hereof, whichever is earlier. During such period after cessation of employment or affiliation, this Stock Option shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which the Optionee ceased to be employed by or affiliated with the Company or Subsidiary, and any Stock Options or increments which had not become exercisable as of such date shall expire and terminate automatically on such date.
     6. Termination for Cause. If Optionee’s employment by, or affiliation with, the Company or a Subsidiary is terminated for cause, this Stock Option shall automatically expire unless reinstated by the Board of Directors within thirty (30) days of such termination by giving written notice of such reinstatement to Optionee. In the event of such reinstatement, Optionee may exercise this Stock Option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be employed by, or affiliated with, the Company or a Subsidiary upon the date of such termination for a reason other than cause, disability or death. Termination for cause shall include, but shall not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith, or any conduct detrimental to the interests of the Company or a Subsidiary, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.
     7. Disability or Death of Optionee. If Optionee becomes disabled or dies while employed by, or affiliated with, the Company or a Subsidiary, or during the ninety (90)-day period referred to in Paragraph 5 hereof, this Stock Option shall automatically expire and terminate one (1) year after the date of Optionee’s disability or death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee’s disability or death but before such expiration, the person or persons to whom Optionee’s rights under this Stock Option shall have passed by order of a court of competent jurisdiction or by will or the applicable laws of descent and distribution, or the executor, administrator or conservator of Optionee’s estate, subject to the provisions of Paragraph 13 hereof, shall have the right to exercise this Stock Option to the extent that increments, if any, had become exercisable as of the date on which Optionee ceased to be employed by or affiliated with the Company or a Subsidiary. For purposes hereof, “disability” shall have the same meaning as set forth in Section 14 of the Plan.
     8. Nontransferability. This Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during Optionee’s lifetime only by Optionee.
     9. Employment. This Agreement shall not obligate the Company or a Subsidiary to employ Optionee for any period, nor shall it interfere in any way with the right of the Company or a Subsidiary to increase or reduce Optionee’s compensation.
     10. Privileges of Stock Ownership. Optionee shall have no rights as a stockholder with respect to the Option Shares unless and until said Option Shares are issued to Optionee as provided in the Plan. Except as provided in Section 15 of the Plan, no adjustment will be made for dividends or other rights in respect of which the record date is prior to the date such stock certificates are issued.
     11. Modification and Termination by Board of Directors. The rights of Optionee are subject to modification and termination upon the occurrence of certain events as provided in Sections 16 and 17 of the Plan. Upon adoption by the requisite holders of the Company’s outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation which would, upon consummation, result in termination of this Stock Option in accordance with Section 16 of the Plan, this Stock Option shall become immediately exercisable as to all unexercised Option Shares notwithstanding the incremental exercise provisions of Paragraph 2 of this Agreement, for a period then specified by the Board of Directors, but in any event not less than thirty (30) days, in accordance with Section 8(g) of the Plan, on the condition that the terminating event described in Section 16 of the Plan is consummated. If such terminating event is not consummated, this Stock Option shall be exercisable in accordance with the terms of the Agreement, excepting this Paragraph 11.
     12. Notification of Sale. Optionee agrees that Optionee, or any person acquiring Option Shares upon exercise of this Stock Option, will notify the Company in writing not more than five (5) days after any sale or other disposition of such Shares.
     13. Approvals. This Agreement and the issuance of Option Shares hereunder are expressly subject to the approval of the Plan and the form of this Agreement by the holders of not less than a majority of the voting stock of the Company. This Stock Option may not be exercised unless and until all applicable requirements of all regulatory agencies having jurisdiction with respect thereto, and of the securities exchanges upon which securities of the Company are listed, if any, have been complied with.
     14. Notices. All notices to the Company provided for in this Agreement shall be addressed to it in care of its Chief Executive Officer, Chief Financial Officer or Secretary at its main office and all notices to Optionee shall be addressed to Optionee’s address on file with the Company or a Subsidiary, or to such other address as either may designate to the other in writing, all in compliance with the notice provisions set forth in Section 25 of the Plan.
     15. Incorporation of Plan. All of the provisions of the Plan are incorporation herein by reference as if set forth in full in this Agreement. In the event of any conflict between the terms of the Plan and any provision contained herein, the terms of the Plan shall be controlling and the conflicting provisions contained herein shall be disregarded.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FCB BANCORP

By:

By:

OPTIONEE

ACKNOWLEDGMENT:
     I hereby acknowledge receipt of a copy of this Agreement as well as a copy of the Stock Option Plan.

OPTIONEE

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